                                                                     EXHIBIT 4.6
                                                   TO THE REGISTRATION STATEMENT
                                                                       (6/21/00)

                            ADMINISTRATION AGREEMENT


                                      among


                 HONDA AUTO RECEIVABLES [____-___] OWNER TRUST,
                                    as Issuer



                       AMERICAN HONDA FINANCE CORPORATION,
                                as Administrator



                             [____________________],
                              as Indenture Trustee


                                       and



                             [____________________],
                                as Owner Trustee



                            Dated as of [__________]


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                                                  TABLE OF CONTENTS



                                                                                                              PAGE
1.       DUTIES OF THE ADMINISTRATOR.............................................................................2
2.       RECORDS.................................................................................................8
3.       COMPENSATION............................................................................................8
4.       ADDITIONAL INFORMATION TO BE FURNISHED TO THE ISSUER....................................................8
5.       INDEPENDENCE OF THE ADMINISTRATOR.......................................................................8
6.       NO JOINT VENTURE........................................................................................8
7.       OTHER ACTIVITIES OF ADMINISTRATOR.......................................................................8
8.       TERM OF AGREEMENT; RESIGNATION AND REMOVAL OF ADMINISTRATOR.............................................8
9.       ACTION UPON TERMINATION, RESIGNATION OR REMOVAL........................................................10
10.      NOTICES................................................................................................10
11.      AMENDMENTS.............................................................................................11
12.      SUCCESSOR AND ASSIGNS..................................................................................11
13.      GOVERNING LAW..........................................................................................12
14.      HEADINGS...............................................................................................12
15.      COUNTERPARTS...........................................................................................12
16.      SEVERABILITY OF PROVISIONS.............................................................................12
17.      NOT APPLICABLE TO AHFC IN OTHER CAPACITIES.............................................................12
18.      LIMITATION OF LIABILITY OF OWNER TRUSTEE AND INDENTURE TRUSTEE.........................................12
19.      LIMITATION ON LIABILITY OF ADMINISTRATOR...............................................................13

         ADMINISTRATION AGREEMENT, dated as of [__________], among HONDA AUTO RECEIVABLES [_________-___________] OWNER TRUST, a Delaware business trust (the "Issuer"), AMERICAN HONDA FINANCE CORPORATION, a California corporation, as administrator (the "Administrator"), [____________________], a [______________________], not in its individual capacity but solely as Indenture Trustee (as defined below), and [____________________], a
[__________________________], not in its individual capacity but solely as Owner Trustee (as defined below).

                            W I T N E S S E T H:

         WHEREAS, beneficial ownership interests in the Issuer represented by the Honda Auto Receivables [_________-_________] Owner Trust Asset Backed Certificates, Class C and Class D (the "Certificates") have been issued in connection with the formation of the Issuer pursuant to the Trust Agreement, dated as of [__________] (the "Trust Agreement"), between American Honda Receivables Corp. ("AHRC"), a California corporation, as depositor, and [____________________], as owner trustee (the "Owner Trustee") to the owners thereof (the "Owners");

         WHEREAS, the Issuer is issuing the Honda Auto Receivables [___-__] Owner Trust [___]% Asset Backed Notes Class A-1, the Honda Auto Receivables [___-__] Owner Trust [___]% Asset Backed Notes Class A-2, the Honda Auto Receivables [___-__] Owner Trust [___]% Asset Backed Notes Class A-3, and the Honda Auto Receivables [___-__] Owner Trust [___]% Asset Backed Notes Class B (collectively, the "Notes") pursuant to the Indenture, dated as of [__________] (as amended and supplemented from time to time, the "Indenture"), between the Issuer and [_________], as indenture trustee (the "Indenture Trustee"; capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Indenture, the Trust Agreement or the Sale and Servicing Agreement, dated as of [__________], among the Issuer, American Honda Finance Corporation ("AHFC"), as servicer, and AHRC, as seller (the "Sale and Servicing Agreement"), as the case may be);

         WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Certificates and the Notes, including the Purchase Agreement, dated as of [__________] (the "Purchase Agreement"), between AHFC, as seller, and AHRC, as purchaser, the Trust Agreement, the Indenture, this Agreement, the Securities Account Control Agreement, the Yield Supplement Agreement, the Note Depository Agreement, the Certificate Depository Agreement, and the Sale and Servicing Agreement (collectively, the "Basic Documents");

         WHEREAS, pursuant to the Basic Documents, the Issuer, the Owner Trustee and the Indenture Trustee are required to perform certain duties in connection with the Certificates, the Notes and the Collateral;

         WHEREAS, the Issuer, the Owner Trustee and the Indenture Trustee desire to appoint AHFC as administrator to perform certain of the duties of the Issuer, the Owner Trustee and the Indenture Trustee under the Basic Documents and to provide such additional services consistent with the terms of this Agreement and the Basic Documents as the Issuer and the Owner Trustee may from time to time request; and

         WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer, the Owner Trustee and the Indenture Trustee on the terms set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1.       DUTIES OF THE ADMINISTRATOR.

                  (a) DUTIES WITH RESPECT TO THE NOTE DEPOSITORY AGREEMENT AND THE INDENTURE.

                           (i) The Administrator agrees to perform all its
                  duties as Administrator and the duties of the Issuer under the Note Depository Agreement. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer under the Indenture and the Note Depository Agreement. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action by the Issuer or the Owner Trustee is necessary to comply with the Issuer's duties under the Indenture and the Note Depository Agreement. The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the Note Depository Agreement. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

                                    (A) preparing or obtaining the documents and
                           instruments required for the proper authentication of Notes and delivering the same to the Indenture Trustee (Section 2.02);

                                    (B) appointing the Note Registar and giving
                           the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.04);

                                    (C) preparing the notification to
                           Noteholders of the final principal payment on their Notes (Section 2.07(b));

                                    (D) preparing, obtaining and/or filing of
                           all instruments, opinions and certificates and other documents required for the release of Collateral (Section 2.12);

                                    (E) maintaining an office in the [Borough of
                           Manhattan, City of New York,] for the registration of transfer or exchange of Notes (Section 3.02);

                                    (F) causing newly appointed Paying Agents,
                           if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

                                    (G) directing the Indenture Trustee to
                           deposit moneys with Paying Agents, if any, other than the Indenture Trustee (Section 3.03);

                                    (H) obtaining and preserving or causing the
                           Owner Trustee to obtain and preserve the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Trust Estate (Section 3.04);

                                    (I) preparing all supplements, amendments,
                           financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.05 of the Indenture, necessary to protect the Trust Estate (Section 3.05);

                                    (J) furnishing the required Opinions of
                           Counsel on the Closing Date and at such other times, in accordance with Section 3.06 of the Indenture, and delivering the annual Officer's Certificates and certain other statements as to compliance with the Indenture, in accordance with Section 3.09 of the Indenture (Sections 3.06 and 3.09);

                                    (K) identifying to the Indenture Trustee in
                           an Officer's Certificate any Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.07);

                                    (L) notifying the Indenture Trustee and the
                           Rating Agencies of any Servicer Default pursuant to the Sale and Servicing Agreement and, if such Servicer Default arises from the failure of the Servicer to perform any of its duties under the Sale and Servicing Agreement, taking all reasonable steps available to remedy such failure (Section 3.07(d));

                                    (M) preparing and obtaining documents and
                           instruments required in connection with the consolidation, merger or transfer of assets of the Issuer (Section 3.10);

                                    (N) delivering notice to the Indenture
                           Trustee and each Rating Agency of each Event of Default and each other default by the Servicer or the Seller under the Sale and Servicing Agreement (Section 3.19);

                                    (O) monitoring the Issuer's obligations as
                           to the satisfaction and discharge of the Indenture and the preparation of an Officer's Certificate and obtaining the Opinion of Counsel and the Independent Certificate (as defined in the Indenture) related thereto (Section 4.01);

                                    (P) fixing or causing to be fixed any
                           specified record date and the notification of the Indenture Trustee and Noteholders with respect to special payment dates, if any (Section 5.04);

                                    (Q) removing the Indenture Trustee and
                           petitioning a court of competent jurisdiction for the appointment of a successor Indenture Trustee (Section 6.08);

                                    (R) furnishing the Indenture Trustee with
                           the names and addresses of the Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.01);

                                    (S) preparing and, after execution by the
                           Issuer and the Indenture Trustee, filing with the Commission and any applicable state agencies of documents required to be filed on a periodic basis with the Commission and any applicable state agencies (including any summaries thereof required by rules and regulations prescribed thereby), and transmitting of such summaries to the Noteholders (Section 7.03);

                                    (T) preparing any Issuer Request and
                           Officer's Certificates and obtaining any Opinions of Counsel and Independent Certificates necessary for the release of the Trust Estate (Section 8.04);

                                    (U) preparing Issuer Orders and obtaining
                           Opinions of Counsel with respect to the execution of any supplemental indentures, and mailing notices to the Noteholders and each Rating Agency with respect thereto (Sections 9.01, 9.02 and 9.03);

                                    (V) executing and delivering new Notes
                           conforming to the provisions of any supplemental indenture, as appropriate (Section 9.06);

                                    (W) notifying Noteholders and each Rating
                           Agency of any redemption of the Notes or causing the Indenture Trustee to provide such notice (Sections
                           10.01 and 10.02);

                                    (X) preparing all Officer's Certificates,
                           Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.01(a));

                                    (Y) preparing and delivering Officer's
                           Certificates and obtaining Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.01(b));

                                    (Z) notifying the Rating Agencies, upon any
                           failure of the Indenture Trustee to give such notification, of the information required pursuant to
                           Section 11.04 of the Indenture (Section 11.04);

                                    (AA) preparing and delivering to the
                           Noteholders and the Indenture Trustee any agreements with respect to alternate payment and notice provisions (Section 11.06); and

                                    (BB) recording the Indenture, if applicable
                           (Section 11.15).

                           (ii) The Administrator also will:

                                    (A) pay the Indenture Trustee from time to
                           time the reasonable compensation provided for in the Indenture with respect to services rendered by the Indenture Trustee under the Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                                    (B) reimburse the Indenture Trustee upon its
                           request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of the Indenture (including the reasonable compensation, expenses and disbursements of its agents, counsel, accountants and experts) to the extent the Indenture Trustee is entitled to such reimbursement by the Issuer under the Indenture;

                                    (C) reimburse the Delaware Co-Trustee upon
                           its request for all reasonable expenses, disbursements and advances incurred or made by the Delaware Co-Trustee in accordance with any provision of the Indenture (including the reasonable compensation, expenses and disbursements of its agents, counsel, accountants and experts) to the extent the Delaware Co-Trustee is entitled to such reimbursement by the Issuer under the Indenture;

                                    (D) indemnify the Indenture Trustee for, and
                           hold it harmless against, any losses, liability or expense incurred without negligence or bad faith on the part of the Indenture Trustee, arising out of or in connection with the acceptance or administration of the trusts and duties contemplated by the Indenture, including the reasonable costs and expenses of defending itself against any claim or liability in connection therewith to the extent the Indenture Trustee is entitled to such indemnification from the Issuer under the Indenture;

                                    (E) indemnify the Owner Trustee for, and
                           hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Owner Trustee, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Basic Documents, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement; and

                                    (F) indemnify the Delaware Co-Trustee for,
                           and hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Delaware Co-Trustee, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

                  (b)      ADDITIONAL DUTIES.

                           (i) In addition to the duties of the Administrator
                  set forth above, the Administrator shall perform such calculations, and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Basic Documents, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Basic Documents. Subject to Section 5 of this Agreement, and in accordance with the reasonable written directions of the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator.

                           (ii) Notwithstanding anything in this Agreement or
                  the Basic Documents to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to a Certificateholder as contemplated in Section 5.02(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

                           (iii) Notwithstanding anything in this Agreement or
                  the Basic Documents to the contrary, the Administrator shall be responsible for performance of the duties of the Owner Trustee set forth in Section 5.05(a), (b),

                  (c) and (d) of the Trust Agreement with respect to, among other things, accounting and reports to the Certificateholder; PROVIDED, HOWEVER, that the Owner Trustee shall remain exclusively responsible for the distribution of the Schedule K-1s necessary to enable each Certificateholder to prepare its federal and state income tax returns.

                           (iv) The Administrator shall satisfy its obligations with respect to clauses (ii) and (iii) above by retaining, at the expense of the Issuer payable by the Administrator, a firm of independent public accountants (the "Accountants") acceptable to the Owner Trustee which shall perform the obligations of the Administrator thereunder. In connection with paragraph (ii) above, the Accountants will provide prior to [_________________], a letter in form and substance satisfactory to the Owner Trustee as to whether any tax withholding is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code. The Accountants shall be required to update the letter in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required.

                           (v) The Administrator shall perform the duties of the Administrator specified in Section 10.02 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

                           (vi) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; PROVIDED, HOWEVER, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

                  (c)      NON-MINISTERIAL MATTERS.

                           (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

                                 (A)  the amendment of the Indenture or
                           execution of any supplement to the Indenture;

                                 (B)  the initiation of any claim or lawsuit
                           by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

                                 (C) the amendment, change or modification of any of the Basic Documents;

                                 (D)  the appointment of successor Note
                           Registrars, successor Paying Agents or successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or Successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations, in each case under the Indenture; and

                                 (E)  the removal of the Indenture Trustee.

                           (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not (x) make any payments to the Noteholders under the Basic Documents, (y) sell the Trust Estate pursuant to
                  Section 5.04 of the Indenture or (z) take any other action that the Issuer directs the Administrator not to take on its behalf.

         2. RECORDS. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Owner Trustee and the Indenture Trustee at any time during normal business hours upon reasonable advance written notice.

         3. COMPENSATION. As compensation for the performance of the Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to a fee of $200.00 per month which shall be solely an obligation of the Servicer.

         4. ADDITIONAL INFORMATION TO BE FURNISHED TO THE ISSUER. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

         5. INDEPENDENCE OF THE ADMINISTRATOR. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Owner Trustee or the Indenture Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer hereunder or otherwise, the Administrator shall have no authority to act for or represent the Issuer, the Owner Trustee or the Indenture Trustee, and shall not otherwise be or be deemed an agent of the Issuer, the Owner Trustee or the Indenture Trustee.

         6.       NO JOINT VENTURE. Nothing contained in this Agreement shall
(i) constitute the Administrator and any of the Issuer, the Owner Trustee or the Indenture Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

         7. OTHER ACTIVITIES OF ADMINISTRATOR. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its or their sole discretion, from acting as an administrator for any other person or entity, or in a similar capacity therefor, even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

         8.       TERM OF AGREEMENT; RESIGNATION AND REMOVAL OF ADMINISTRATOR.

                  (a) This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

                  (b) Subject to Sections 8(e) and 8(f), the Administrator may resign by providing the Issuer with at least 30 days' prior written notice.

                  (c) Subject to Sections 8(e) and 8(f), the Issuer may remove the Administrator without cause if so instructed by the Owner Trustee or the Indenture Trustee in writing and the Issuer has provided (i) the Administrator or the Owner Trustee and Indenture Trustee with at least 10 days' prior written notice that such removal might or would result in a Rating Agency Condition and (ii) each Rating Agency with at least 10 days' written notice of such removal.

                  (d) Subject to Sections 8(e) and 8(f), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

                        (i) the Administrator shall fail to perform in any material respect any of its duties under this Agreement and, after notice of such default, shall not cure such default within 10 days (or, if such default cannot be cured in such time, shall not give within 10 days such assurance of timely and complete cure as shall be reasonably satisfactory to the Issuer);

                        (ii) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee in bankruptcy, conservator, receiver or liquidator for the Administrator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

                        (iii) the consent by the Administrator to the
                  appointment of a trustee in bankruptcy, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Administrator of or relating to substantially all of their property, or the Administrator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

                           The Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Issuer, the Owner Trustee and the Indenture Trustee within seven days after the occurrence of such event.

                  (e) No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement on substantially the same terms as the Administrator is bound hereunder.

                  (f) The resignation or removal of the Administrator or the appointment of any successor Administrator shall be effective only after each Rating Agency has provided to the Owner Trustee and the Indenture Trustee written notice that such resignation or removal or proposed appointment will not result in the reduction or withdrawal of any rating then assigned by such Rating Agency to any Class of Notes or the Class C Certificates.

                  (g) Subject to Section 8(e) and 8(f), the Administrator acknowledges that upon the appointment of a Successor Servicer pursuant to the Sale and Servicing Agreement, the Administrator shall immediately resign and such Successor Servicer shall automatically succeed to the rights, duties and obligations of the Administrator under this Agreement.

         9. ACTION UPON TERMINATION, RESIGNATION OR REMOVAL. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) or the resignation or removal of the Administrator pursuant to Section 8(b) or (c) or (d), the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to or to the order of the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b) or (c) or (d), the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

         10. NOTICES. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

                  (a)      if to the Issuer or the Owner Trustee, to:

                           Honda Auto Receivables [_____-___] Owner Trust In care of: ________________________

                           [____________________________________]
                           Attention:  Honda Auto Receivables [_____-___]
                                       Owner Trust

                           with a copy to

                           Honda Auto Receivables [_____-___] Owner Trust In care of: American Honda Finance Corporation 700 Van Ness
                           Torrance, California  90501

                           Attention:  _________

                  (b)      if to the Administrator, to:

                           American Honda Finance Corporation
                           700 Van Ness
                           Torrance, California  90501
                           Attention:  _____________

                  (c)      if to the Indenture Trustee, to:

                           [_________________________________]
                           [_________________________________]
                           [_________________________________]
                           Attention:  Honda Auto Receivables [___-___]
                                       Owner Trust

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand delivered to the address of such party as provided above.

         11. AMENDMENTS. This Agreement may be amended by the Issuer, the Owner Trustee, the Indenture Trustee and the Administrator, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement if (a) the Indenture Trustee and Owner Trustee receive an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interests of any Noteholder or Certificateholder, or (b) the Indenture Trustee or Owner Trustee, as the case may be, has received the consent of (i) the Holders of at least 51% of the Outstanding Amount of the Class A Notes acting as a single Class (without the consent of any Holder of a Class B Note) or (ii) after the Class A Notes have been paid in full, the Holders of at least 51% of the Outstanding Amount of the Class B Notes (in each case excluding for the purpose of calculating the Outstanding Amount any Notes held of record or beneficially owned by AHFC, AHRC or any of their Affiliates) or (iii) if the Class B Notes have been paid in full, the Holders of Trust Certificates representing at least 51% of the Certificate Balance.

         12. SUCCESSOR AND ASSIGNS. This Agreement may not be assigned by the Administrator unless such assignment is consented to in writing by the Issuer, the Owner Trustee and the Indenture Trustee, and the conditions precedent to appointment of a successor Administrator set forth in Section 8 are satisfied. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer, the Owner Trustee and the Indenture Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator, provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

         13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         14. HEADINGS. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

         15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

         16. SEVERABILITY OF PROVISIONS. If any one or more of the agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid or unenforceable in any jurisdiction, then such agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the other rights of the parties hereto.

         17. NOT APPLICABLE TO AHFC IN OTHER CAPACITIES. Nothing in this Agreement shall affect any obligation, right or benefit AHFC may have in any other capacity or under any Basic Document.

         18. LIMITATION OF LIABILITY OF OWNER TRUSTEE AND INDENTURE TRUSTEE. Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by [_________________], not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and [_________________], not in its individual capacity but solely in its capacity as Indenture Trustee under the Indenture and in no event shall [_________________] in its individual capacity, [________________], in its individual capacity, or any Certificateholder have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         19. LIMITATION ON LIABILITY OF ADMINISTRATOR. Neither the Administrator nor any of the directors, officers, employees or agents of the Administrator shall be under any liability to the Seller, the Issuer, the Noteholders or the Certificateholders, except as provided under this Administration Agreement, for any action taken or for refraining from the taking of any action pursuant to this Administration Agreement or for errors in judgment; provided, however, that this provision shall not protect the Administrator or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Administration Agreement. The Administrator and any director, officer, employee or agent of the Administrator may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Administration Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                   HONDA AUTO RECEIVABLES [____-___] OWNER TRUST

                                   By: [_________________________________]
                                   not in its individual capacity but solely as
                                   Owner Trustee

                                        By:___________________________________
                                           Name:
                                           Title:

                                   [______________________________], not in its
                                   individual capacity but solely as Indenture
                                   Trustee

                                   By:________________________________________
                                   Name:
                                   Title:

                                   AMERICAN HONDA FINANCE
                                   CORPORATION,
                                   as Administrator

                                   By:________________________________________
                                   Name:
                                   Title:

                                   [__________________________________________]
                                   , not in its individual capacity but solely as Owner Trustee

                                   By:________________________________________
                                   Name:
                                   Title: